Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of March 9, 2015, is made by and among MAXIMUS, INC., a Virginia corporation (the “Borrower”), the several banks and other financial institutions and lenders party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement), as issuing bank (the “Issuing Bank”) and as Swingline Lender (the “Swingline Lender”), and MAXIMUS FEDERAL SERVICES, INC., a Virginia corporation (“MAXIMUS Federal”), MAXIMUS HUMAN SERVICES, INC., a Virginia corporation (“MAXIMUS Human”), MAXIMUS HEALTH SERVICES, INC., an Indiana corporation (“MAXIMUS Health”), PSI SERVICES HOLDING INC., a Delaware corporation (“PSI Holding”) and POLICY STUDIES INC., a Colorado corporation (“PSI,” and together with MAXIMUS Federal, MAXIMUS Human, MAXIMUS Health and PSI Holding, collectively, the “Subsidiary Loan Parties,” and individually, a “Subsidiary Loan Party,” and together with the Borrower, collectively, the “Loan Parties,” and individually, a “Loan Party”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013, by and among the Borrower, the Lenders and the Administrative Agent, as amended by the Supplement and Joinder Agreement, of even date herewith (the “Supplement and Joinder”), by and among the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent (as further amended, supplemented, amended and restated or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms defined in the Credit Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth below; and

WHEREAS, the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

AGREEMENT

1.                                      Incorporation of Recitals.  The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2.                                      Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 The reference in the second recital to the Credit Agreement to “$100,000,000” is amended to be a reference to $400,000,000.

(b)                                 Schedule II to the Credit Agreement is amended to read in its entirety as set forth in Appendix A attached hereto and made a part hereof.

(c)                                  Section 1.1 of the Credit Agreement is amended to add the following definitions, to appear in their appropriate alphabetical order:

“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Aus $ bills of exchange with a tenor equal to such Interest Period, displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Day for such Interest Period.

“CDOR Screen Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to such Interest Period, displayed on CDOR page of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Day for such Interest Period.

“First Amendment” shall mean the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 9, 2015, by and among the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” shall mean the First Amendment Effective Date (as such term is defined in the First Amendment).

“HKD Screen Rate” with respect to any Interest Period for any loan in Hong Kong Dollars, the percentage rate per annum for deposits in Hong Kong Dollars for a period beginning on the first day of the interest period and ending on the last day of such Interest Period, displayed under the heading “HKAB HKD” Interest Settlement Rates” on the Reuters Screen HKABHIBOR Page or, in the event that the rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page on such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion.

“Intercreditor Agreement” shall have the meaning as set forth in Section 7.1(n).

“Interpolated Rate” means, at any time, for any currency and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the CDOR Screen Rate, AUD Screen Rate, NZD Screen Rate or HIBOR Screen Rate, as applicable, for the longest period (for which a CDOR Screen Rate, AUD Screen Rate, NZD Screen Rate or HIBOR Screen Rate is available for such currency) that is shorter than such Interest Period; and (b) the CDOR Screen Rate, AUD Screen Rate, NZD Screen Rate or HIBOR Screen Rate, as applicable, for the shortest period (for which a CDOR Screen Rate, AUD Screen Rate, NZD Screen Rate or HIBOR Screen Rate is available for such currency) that exceeds such Interest Period, in each case, at such time; provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NZD Screen Rate” means, with respect to any Interest Period, the average bank bill reference rate for bills of exchange as administered by the New Zealand Financial Markets Association (or any other Person that takes over the administration of that rate) for bills of exchange with a tenor equal to the relevant Interest Period displayed on page BKBM of the Reuters screen (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of other information service that publishes such rate form time to time as selected by the Administrative Agent in its reasonable discretion) at or about 10.45a.m. (Wellington, New Zealand time) on the Quotation Day for such Interest Period.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                 (if the currency is Aus $, Can $, NZ $ or HK $) the first day of that period;

(b)                                 (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the relevant market by reference to which the Reference Bank Rate for a currency is determined, in which case the Quotation Day for that currency will be determined by the Administrative Agent in accordance with market practice in that market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Reference Bank” means (i) in connection with any determination of the London Interbank Offered Rate, the principal London offices, (ii) in connection with any determination of the CDOR Rate, the principal Toronto offices, (iii) in connection with any determination of the HIBOR Rate, the principal Hong Kong offices and (iv) in connection with any determination of the Australian BBSY Rate, the principal Sidney offices, (v) in connection with the New Zealand BKBM Rate, the principal Wellington offices, each case, of SunTrust Bank and one or more Lenders (subject to their approval) selected by the Administrative Agent from time to time.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places)  supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the Specified Time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period:

(a)                                 in relation to Loans in Aus $, as the bid rate observed by the relevant Reference Bank for Aus $ denominated bank accepted bills and negotiable certificates of deposit issued by banks which are for the time being designated “Prime Banks” by the Australian Financial Markets Association that have a remaining maturity equal to the relevant Interest Period;

(b)                                 in relation to Loans in Can $, as the rate at which the relevant Reference Bank is willing to extend credit by the purchase of bankers acceptances which have been accepted by banks which are for the time being customarily regarded as being of appropriate credit standing for such purpose with a term to maturity equal to the relevant period;

(c)                                  in relation to Loans in any currency other than Aus $, Can $, NZ $ and HK $, as the rate at which the relevant Reference

Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period; and

(d)                                 in relation to Loans in NZD, as the rate at which the relevant Reference Bank is willing to purchase bills of exchange which have been accepted by banks which are for the time being customarily regarded as being of appropriate credit standing for such purpose with a term to maturity equal to the relevant period.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the European Union, Her Majesty’s Treasury, The United Nations, or other relevant sanctions authority.

“Specified Time” means a time determined in accordance with the following schedule.

BBSY is fixed	Quotation Day as of 11:00 a.m.
(Sydney time)

CDOR is fixed	Quotation Day as of 11:00 a.m.
(Toronto time)

BKBM is fixed	Quotation Day as of 11:00 a.m.
(Wellington time)

HKABHIBOR is fixed	Quotation Day as of 11:00
a.m. (Hong Kong time)

(d)                                 The definition of “Aggregate Revolving Commitment Amount” set forth in Section 1.1 of the Credit Agreement is amended to add the following as the final sentence thereof:

On the First Amendment Effective Date, the Aggregate Revolving Commitment Amount equals $400,000,000.

(e)                                  The definition of “Base Rate” set forth in Section 1.1 of the Credit Agreement is amended to add the following as the final sentence thereof:

If at any time the Base Rate is less than zero, the Base Rate shall be deemed to be zero for purposes of this Agreement.

(f)                                   The definition of “Borrowed Money Triggering Event” set forth in Section 1.1 of the Credit Agreement, and usages thereof in the Credit Agreement and the other Loan Documents, are hereby deemed deleted.

(g)                                  The definition of “Federal Funds Rate” set forth in Section 1.1 of the Credit Agreement is amended to add the following as the final sentence thereof:

If at any time the Federal Funds Rate is less than zero, the Federal Funds Rate shall be deemed to be zero for purposes of this Agreement.

(h)                                 The definition of “Fee Letter” set forth in Section 1.1 of the Credit Agreement and the usages of such term in the Credit Agreement are amended to include a reference to that certain fee letter, dated as of December 19, 2014, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower on December 22, 2014.

(i)                                     Clause (iii) of the definition of “Indebtedness” set forth in Section 1.1 of the Credit Agreement is amended to add the following parenthetical immediately succeeding the phrase “or services”:

(to include, for avoidance of doubt, obligations in respect of the deferred purchase price of the accounts receivable permitted to be sold pursuant to Section 7.6(h))

(j)                                    Clause (i) of the definition of “Index Rate” set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

(i)                                     the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Reuters reporting service, or such similar service as determined by the Administrative Agent, that displays ICE Benchmark Administration (“ICE”) (or any successor thereto if ICE is no longer making a London Interbank Offered Rate available) interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England time) two (2) Business Days prior to the Index Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such period will be the per annum rate of interest determined by the Administrative Agent to be the rate at which U.S. dollar deposits for such period, are offered to the Administrative Agent in the London Inter-Bank Market as of 11:00 A.M. (London, England time), on the day that is two (2) Business Days prior to the Index Rate Determination Date, divided by

(k)                                 The definition of “Index Rate” set forth in Section 1.1 of the Credit Agreement is amended to add the following as the final sentence thereof:

If at any time the Index Rate is less than zero, the Index Rate shall be deemed to be zero for purposes of this Agreement.

(l)                                     The definition of “LIBOR” set forth in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“LIBOR” shall mean, for any Interest Period with respect to a Eurocurrency Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on that page of Reuters reporting service, or such similar service as determined by the Administrative Agent, that displays ICE (or any successor thereto if ICE is no longer making a London Interbank Offered Rate available) interest settlement rates for deposits in U.S. Dollars as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurocurrency Loan comprising part of such borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurocurrency market at their request at or about 10:00 a.m. (New York, New York time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If at any time LIBOR is less than zero, LIBOR shall be deemed to be zero for purposes of this Agreement.  If LIBOR shall not be available at such time for such Interest Period with respect to the applicable currency then LIBOR shall be the Interpolated Rate or the applicable Reference Bank Rate in either case at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

(m)                             The definition of the term “Loan Documents” contained in Section 1.1 of the Credit Agreement and usages thereof in the Credit Agreement and the other Loan Documents shall be deemed to include a reference to the Intercreditor Agreement.

(n)                                 The definition of “Required Lenders” contained in Section 1.1 of the Credit Agreement is amended to read as follows:

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure.

(o)                                 The definition of “Revolving Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is amended to read as follows:

“Revolving Commitment Termination Date” shall mean the earliest of (i) March 9, 2020, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

(p)                                 The definition of “Swingline Commitment” contained in Section 1.1 of the Credit Agreement is amended to add the following at the end thereof:

(which is a portion of the Aggregate Revolving Commitment Amount)

(q)                                 Section 1.3 of the Credit Agreement is amended to add the following at the end thereof:

Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(r)                                    The first sentence of Section 2.7(a) of the Credit Agreement is amended to add the phrase “(or Dollar Equivalent, at the election of a Lender)” immediately following the phrase “Same Day Funds”.

(s)                                   Section 2.19(b) of the Credit Agreement is amended to add the phrase “or liquidity” immediately following each instance of the phrases “capital requirements” and “capital adequacy”.

(t)                                    Section 2.21(a) of the Credit Agreement is amended to add the phrases “or withhold”, “or withholding”, “or withholdings” and “or withheld” immediately following each instance of the terms “deduct”, “deduction”, “deductions” and “deducted”, as applicable.

(u)                                 The parenthetical in Section 2.21(c) of the Credit Agreement is amended to read in its entirety as follows:

(including, without limitation, Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.21 and any additional amounts paid by the Administrative Agent to any Lender or any relevant Governmental Authority that should have been paid or withheld and paid by the Borrower under Section 2.21(a) above)

(v)                                 Section 2.21(i) of the Credit Agreement is amended to add the following as the final sentence thereof:

For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the

Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(w)                               The third sentence of Section 2.23(e) of the Credit Agreement is amended to add the following parenthetical following the phrase “in Same Day Funds”:

(to be made in Dollars)

(x)                                 The reference in Section 2.24(a) of the Credit Agreement to “$150,000,000” is amended to be a reference to $600,000,000.

(y)                                 Section 4.17 of the Credit Agreement is amended to add the following immediately following the phrase “No Loan Party”:

nor any Subsidiary nor any of its respective officers or employees, or to the knowledge of any Loan Party, any director, agent or Affiliate thereof

(z)                                  Each of clauses (i) and (ii) of Section 4.17 of the Credit Agreement are amended to add “or any Sanctions” at the end thereof.

(aa)                          Section 4.18 of the Credit Agreement is amended to delete the final sentence thereof.

(bb)                          Section 4.19 of the Credit Agreement is amended to read in its entirety as follows:

Section 4.19.  Anti-Corruption Laws; Sanctions.  The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other similar anti-corruption legislation and any Sanctions in other jurisdictions to the extent applicable to the Borrower or any Subsidiary.

(cc)                            Section 5.9 of the Credit Agreement is amended to add the following sentence at the end thereof:

The Borrower, its Subsidiaries and their respective officers and employees shall not use the proceeds of the Loans, and the Borrower and its Subsidiaries shall use commercially reasonable efforts to ensure that their respective directors and agents shall not use the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the

United States Foreign Corrupt Practices Act of 1977, as amended, or any Sanctions.

(dd)                          Section 5.13 of the Credit Agreement is hereby added to the Credit Agreement, to appear immediately succeeding Section 5.12, and to read in its entirety as follows:

Section 5.13.  Anti-Corruption Laws; Sanctions.  The Borrower and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, other similar anti-corruption legislation and any Sanctions in other jurisdictions to the extent applicable to the Borrower or any Subsidiary.

(ee)                            Section 6.1 of the Credit Agreement is amended to read in its entirety as follows:

Section 6.1.                                 Leverage Ratio.  The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2013, a Leverage Ratio of not greater than 3.25:1; provided, however, the foregoing threshold shall be 3.75:1.00 for any fiscal quarter during which a Permitted Acquisition has been consummated (a “Trigger Quarter”), and for the next succeeding fiscal quarter; provided, further, however, that the threshold shall return to 3.25:1 no later than the second fiscal quarter after such Trigger Quarter.

(ff)                              Section 7.1(n) of the Credit Agreement is amended to read in its entirety as follows:

(n)                                 Indebtedness of the Borrower arising from the issuance by the Borrower of high-yield bonds or the incurrence of term loan Indebtedness, provided, that (i) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is issued or incurred, nor would occur after giving effect thereto, (ii) after giving pro forma effect to the issuance or incurrence of any such Indebtedness, and assuming that such issuance or incurrence occurred as of the end of the immediately preceding Fiscal Quarter, the Borrower would be in compliance with the financial covenants set forth in Sections 6.1 and 6.2 and (iii) notwithstanding anything to the contrary contained in this Agreement, such incurrence shall be deemed to be a Leverage Ratio Triggering Event to the extent secured by Liens permitted pursuant to Section 7.2(h), and (x) the Borrower and its Subsidiaries will comply with the provisions of Section 5.12 prior to, or contemporaneously with, the issuance or incurrence of such Indebtedness, (y) the Liens in favor of the Administrative Agent shall be on a basis at least pari passu with Liens in favor of the holders of such Indebtedness, if any, and (z) if such Indebtedness is secured, it shall be subject to an intercreditor or subordination agreement by and among the Administrative Agent and the applicable agent, lender(s) or noteholder(s) of such Indebtedness, in each case, in form and substance reasonably satisfactory to the Administrative Agent (each such agreement, an “Intercreditor Agreement”).

(gg)                            Section 7.1(o) of the Credit Agreement is amended to read in its entirety as follows:

(o)                                 Indebtedness of the Borrower in respect of obligations for the deferred purchase price of the accounts receivable permitted to be sold pursuant to Section 7.6(h);

(hh)                          Section 7.2(h) of the Credit Agreement is amended to read in its entirety as follows:

(h)                                 Liens securing Indebtedness permitted pursuant to Section 7.1(n), subject to the terms and conditions thereof;

(ii)                                  Clauses (i) and (ii) of the proviso to Section 7.3(a) of the Credit Agreement are amended to read in their respective entireties as follows:

(i) the Borrower or any Subsidiary Loan Party may merge with a Person if the Borrower (or such Subsidiary Loan Party if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Person; provided, that if any party to such merger is the Borrower or a Subsidiary Loan Party, the Borrower or such Subsidiary Loan Party shall be the surviving Person,

(jj)                                Section 7.5 of the Credit Agreement is amended to add the phrase “or any Indebtedness permitted to be incurred pursuant to Section 7.1(n) or any Guarantee thereof (which incurrence, to the extent secured by Liens permitted pursuant to Section 7.2(h)), shall be deemed to be a Leverage Ratio Triggering Event notwithstanding anything to the contrary contained in this Agreement)” immediately following the phrase “Indebtedness subordinated to the Obligations of the Borrower or any Guarantee thereof”, to replace the “and” following clause (ii) thereof with “,”, to delete the period at the end of clause (iii) thereof and to add the following as clause (iv) thereof:

and (iv) payments in respect of Indebtedness permitted to be incurred pursuant to Section 7.1(n) or any Guarantee thereof to the extent expressly permitted pursuant to the terms and conditions of the Intercreditor Agreement.

(kk)                          Section 7.6 of the Credit Agreement is amended to delete the “and” following clause (g) thereof, to add the following as clause (h) thereof, and to amend, by re-lettering only, the existing clause (h) as clause (i):

(h)                                 dispositions by the Borrower or a Subsidiary of accounts receivables in connection with the factoring, collection or compromise thereof pursuant to customary accounts receivables purchase facilities and on terms and conditions reasonably acceptable to the Administrative Agent; provided, that the aggregate amount of all accounts receivable disposed shall not exceed $100,000,000 at any time prior to the occurrence of a Leverage Ratio Triggering Event, and $50,000,000 at any time as of and following the occurrence of a Leverage Ratio Triggering Event; and

(ll)                                  Subclause (D) of clause (i) of the proviso to Section 7.8 is amended to add the following at the end of such subclause:

(provided that any Indebtedness of a Subsidiary covered by this provision is not that of an owner, directly or indirectly, of any existing Subsidiary of the Borrower)

(mm)                  Section 7.13 of the Credit Agreement is hereby added to the Credit Agreement, to appear immediately succeeding Section 7.12, and to read in its entirety as follows:

Section 7.13.  Sanctions.  The Borrower, its Subsidiaries and their respective officers and employees shall not use the proceeds of the Loans, and the Borrower and its Subsidiaries shall use commercially reasonable efforts to ensure that their respective directors and agents shall not use the proceeds of the Loans, directly or indirectly, (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person, or in any country or territory, that, at the time of such funding or financing, is, or whose government is, the subject of Sanctions or (ii) in any manner that would result in a violation of Sanctions applicable to any party hereto.

(nn)                          The last sentence of Section 10.2 is amended to read in its entirety as follows:

Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower, the Administrative Agent and the remaining Lenders) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to (a) the benefits of Sections

2.19, 2.20, 2.21 and 10.3 and (b) to the extent such Lender is a Specified Hedge Provider or a Specified Treasury Management Provider, the benefits to which it is entitled as a Specified Hedge Provider or Specified Treasury Management Provider as otherwise provided in this Agreement), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(oo)                          Section 10.4(b)(vi) of the Credit Agreement is amended to add the following at the end thereof:

(or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)

(pp)                          The first sentence of Section 10.7(a) of the Credit Agreement is amended to add the phrase “or a Loan Party (other than as prohibited or restricted by the terms of the Subsidiary Guaranty)” immediately following each instance of the phrase “the Borrower”.

(qq)                          Except as specifically modified by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(rr)                                Each of the Borrower, the other Loan Parties, the Administrative Agent and each Lender agrees that, as of and after the First Amendment Effective Date (as hereinafter defined), each reference in the Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby.

3.                                      Effectiveness of Amendment.  This Amendment and the amendments contained herein shall become effective on the date (the “First Amendment Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a)                                 The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party hereto, the Supplement and Joinder, duly executed and delivered on behalf of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto, as well as allonges to the Revolving Credit Notes or amended and restated Revolving Credit Notes, in each case, as required by the Supplement and Joinder (all of the foregoing, collectively, the “Modification Documents”).

(b)                                 Before and after giving effect to this Amendment, no event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.

(c)                                  Before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement, and all representations and warranties of each other Loan Party in each Loan Document to which it is a party, shall be true and correct at the First Amendment Effective Date as if made on and as of such First Amendment Effective Date, or, to the extent such representations or warranties are expressly stated to be made as of a particular date, such representations and warranties are true and correct as of such date.

(d)                                 The Borrower shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrower and the other Loan Parties to authorize the execution and delivery of this Amendment and the other Modification Documents, (2) certified copies of any amendments to the articles or certificate of incorporation, formation or organization, bylaws, partnership certificate or operating agreement of the Borrower and each other Loan Party since the date of the Credit Agreement or, as applicable, the joinder of a Loan Party to the Loan Documents, (3) a certificate of incumbency for the officers or other authorized agents, members or partners of the Borrower and each other Loan Party executing this Amendment, the other Modification Documents and the other Loan Documents related hereto and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(e)                                  The Administrative Agent (or its counsel) shall have received a favorable written opinion of Winston & Strawn LLP, special counsel to the Loan Parties, and favorable written opinions of local counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment, the other Modification Documents and the other documents required hereby and the transactions contemplated herein and therein as the Administrative Agent shall reasonably request.

(f)                                   The Administrative Agent (or its counsel) shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, and in which the chief executive office of each such Person is located and in the other jurisdictions reasonably requested by the Administrative Agent, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.2 of the Credit Agreement or have been or will be contemporaneously released or terminated.

(g)                                  No change shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.

(h)                                 All documents delivered pursuant to this Amendment and the other Modification Documents must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Amendment and the other Modification Documents must be satisfactory to the Administrative Agent’s counsel.

(i)                                     Payment by the Borrower in immediately available funds of the fees agreed to in the Fee Letter and the fees and expenses required to be paid by Section 10 of this Amendment.

(j)                                    Satisfaction of the conditions precedent to effectiveness of the Supplement and Joinder, in accordance with the terms and conditions set forth therein.

4.                                      Amendment Only; No Novation; Modification of Loan Documents.  Each of the Borrower and each other Loan Party acknowledges and agrees that this Amendment and the other Modification Documents only amend the terms of the Credit Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrower and each other Loan Party ratifies and confirms the terms and provisions of, and its obligations under, the Credit Agreement and the other Loan Documents in all respects.  Each of the Borrower and each other Loan Party acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment and the other Modification Documents.  To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

5.                                      No Implied Waivers.  Each of the Borrower and each other Loan Party acknowledges and agrees that the amendments contained herein and the other Modification Documents shall not constitute a waiver, express or implied, of any Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents, nor shall they create any obligation, express or implied, on the part of the Administrative Agent or any other Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of the Credit Agreement or any of the other Loan Documents.  The Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrower and the other Loan Parties with the Credit Agreement and each of the other Loan Documents, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Borrower or any other Loan Party for waivers or amendments of any Default, Event of Default, covenant, term or provision of the Credit Agreement or any of the other Loan Documents.

6.                                      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns.

7.                                      No Further Amendments.  Nothing in this Amendment, the other Modification Documents or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents.  Each of the Borrower and each other Loan Party acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

8.                                      Representations and Warranties.  All representations and warranties made by the Borrower and each other Loan Party in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment and the other Modification Documents with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents, and, to the extent such representations or warranties are expressly stated to be made as of a particular date, such representations and warranties are true and correct as of such date.  Each of the Borrower and each other Loan Party represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank that, after giving effect to the terms of this Amendment and the other Modification Documents, no Default has occurred and been continuing.

9.                                      Intentionally Deleted.

10.                               Fees and Expenses.  The Borrower agrees to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the preparation and administration of this Amendment and the other Modification Documents.

11.                               Severability.  Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.                               Governing Law.  This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.  THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

13.                               Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or by email, in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

14.                               Arrangers and Documentation Agents.  Each of SunTrust Robinson Humphrey, Inc., and Bank of America, N.A., shall have the title “Joint Lead Arranger,” subject to the provisions of Section 9.10 of the Credit Agreement, and references in the Credit Agreement to “Arranger” shall be deemed to refer to each of such Persons.  Each of HSBC Bank USA, N.A., and TD Bank, N.A., shall have the title “Documentation Agent,” subject to the provisions of Section 9.10 of the Credit Agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Revolving Credit Agreement to be duly executed by their respective duly authorized representatives all as of the day and year first above written.

BORROWER:

MAXIMUS, INC., a Virginia corporation

By:	/s/ Richard J. Nadeau
Name:	Richard J. Nadeau
Title:	Chief Financial Officer & Treasurer

SUBSIDIARY LOAN PARTIES:

MAXIMUS FEDERAL SERVICES, INC., a Virginia corporation

By:	/s/ Thomas D. Romeo
Name:	Thomas D. Romeo
Title:	President

MAXIMUS HUMAN SERVICES, INC., a Virginia corporation

By:	/s/ David R. Francis
Name:	David R. Francis
Title:	Secretary

MAXIMUS HEALTH SERVICES, INC., an Indiana corporation

By:	/s/ David R. Francis
Name:	David R. Francis
Title:	Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

PSI SERVICES HOLDING INC., a Delaware corporation

By:	/s/ Ilene Baylinson
Name:	Ilene Baylinson
Title:	Vice President & Secretary

POLICY STUDIES INC., a Colorado corporation

By:	/s/ David R. Francis
Name:	David R. Francis
Title:	Secretary

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

ADMINISTRATIVE AGENT:

SUNTRUST BANK
as Administrative Agent, as Issuing Bank and as Swingline Lender

By:	/s/ Thomas F. Parrott
Name:	Thomas F. Parrott
Title:	Director

LENDERS:

SUNTRUST BANK
as Lender

By:	/s/ Thomas F. Parrott
Name:	Thomas F. Parrott
Title:	Director

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

BANK OF AMERICA, N.A.
as Lender

By:	/s/ Craig Bogle
Name:	Craig Bogle
Title:	Vice President

 [SIGNATURES CONTINUE ON FOLLOWING PAGES]

HSBC BANK USA, N.A.
as Lender

By:	/s/ Reed R. Menefee
Name:	Reed R. Menefee
Title:	Senior Vice President, Corporate Banking

 [SIGNATURES CONTINUE ON FOLLOWING PAGES]

TD BANK, N.A.
as Lender

By:	/s/ Shivani Agarwal
Name:	Shivani Agarwal
Title:	Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

BRANCH BANKING AND TRUST COMPANY
as Lender

By:	/s/ John K. Perez
Name:	John K. Perez
Title:	Senior Vice President

 [SIGNATURES CONTINUE ON FOLLOWING PAGE]

FIFTH THIRD BANK
as Lender

By:	/s/ Tamara Dowd
Name:	Tamara Dowd
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Anthony Galea
Name:	Anthony Galea
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

U.S. BANK NATIONAL ASSOCIATION
as Lender

By:	/s/ Mark Irey
Name:	Mark Irey
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Lender

By:	/s/ Scott Santa Cruz
Name:	Scott Santa Cruz
Title:	Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CITIZENS BANK OF PENNSYLVANIA
as Lender

By:	/s/ Tracy van Riper
Name:	Tracy van Riper
Title:	Senior Vice President

APPENDIX A

Schedule II

REVOLVING COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount
SunTrust Bank	$70,000,000
Bank of America, N.A.	$60,000,000
HSBC Bank USA, N.A.	$50,000,000
TD Bank, N.A.	$50,000,000
Branch Banking and Trust Company	$30,000,000
Fifth Third Bank	$30,000,000
JPMorgan Chase Bank, N.A.	$30,000,000
U.S. Bank National Association	$30,000,000
Wells Fargo Bank, National Association	$30,000,000
Citizens Bank of Pennsylvania	$20,000,000
Totals	$400,000,000